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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 18, 2004


                                 METALLURG, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                           333-42141                       13-1661467
   -------------------------------        --------------------------        ----------------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification
            incorporation)                                                           No.)
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                               6 East 43rd Street
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 835-0200
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS

      On June 18, 2004, Metallurg, Inc. ("Metallurg") made the $5.5 million semi-annual interest payment due on June 1, 2004 in respect of its $100 million aggregate principal amount 11% Senior Notes due 2007 (the "Senior Notes").
Metallurg also paid $31,166.67 in interest accrued since June 1, 2004. Under the terms of the indenture governing the Senior Notes, Metallurg's failure to make the interest payment on June 1, 2004 could be cured within 30 days. As a result of making the payments described above, no event of default occurred in respect of either the Senior Notes or Metallurg's revolving credit facility with Fleet
National Bank.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 Metallurg, Inc.
                                 By:   /s/ Barry C. Nuss
                                     -------------------------------------------
                                      Name: Barry C. Nuss
                                      Title: Senior Vice President &
                                             Chief Financial Officer



Dated: June 18, 2004


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